Exhibit 10.22

TENDER AND SUPPORT AGREEMENT

TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of August 21, 2023, by and among Nerdy Inc., a Delaware corporation (the “Company”), and each of the persons listed on Schedule A hereto (collectively, the “Warrant Holders,” and each a “Warrant Holder”).

WITNESSETH:

WHEREAS, as of the date hereof, each Warrant Holder is the beneficial owner of warrants (i) sold as part of the units in the initial public offering (the “IPO”) (whether they were purchased in the IPO or thereafter in the open market) (the “IPO Public Warrants”) of TPG Pace Tech Opportunities Corp., a Cayman Islands exempted company (“TPG Pace”) and the Company’s predecessor or (ii) issued pursuant to certain forward purchase agreements in connection with the closing of the IPO (the “Forward Purchase Warrants”, together with the IPO Warrants, the “Public Warrants”)), in each case governed by the Warrant Agreement, dated as of October 9, 2020 (the “Warrant Agreement”), by and between TPG Pace and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”);

WHEREAS, as of August 14, 2023, there are a total of 12,000,000 Public Warrants outstanding (consisting of 9,000,000 IPO Public Warrants listed on The New York Stock Exchange under the symbol “NRDY.WT” and 3,000,000 Forward Purchase Warrants);

WHEREAS, each whole Public Warrant entitles its holder to purchase one share of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company, for a purchase price of $11.50, subject to certain adjustments under the Warrant Agreement;

WHEREAS, the Company is initiating an exchange offer (the “Exchange Offer”) pursuant to a registration statement on Form S-4 to be filed with the Securities and Exchange Commission (as may be amended and supplemented, the “Registration Statement”), to offer the holders of the Public Warrants the opportunity to exchange their Warrants for Class A Common Stock, based on an exchange ratio of 0.250 shares of Class A Common Stock per Public Warrant and subject to other terms and conditions to be disclosed in the Registration Statement;

WHEREAS, concurrent with the Exchange Offer and as part of the Registration Statement, the Company is initiating a consent solicitation (the “Consent Solicitation”) to solicit the consent of the holders of the Public Warrants to amend, effective upon the completion of the Exchange Offer, the terms of the Warrant Agreement (the “Warrant Amendment”), to permit the Company to require that each Public Warrant that is outstanding upon the closing of the Offer be exchanged for a number of shares of Class A Common Stock based on an exchange ratio that is a ratio 10% less than the exchange ratio applicable to the Exchange Offer subject to the terms and conditions in Registration; and

WHEREAS, as an inducement to the Company’s willingness to initiate the Exchange Offer and the Consent Solicitation, each Warrant Holder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1.01 Agreement to Tender. Each Warrant Holder shall validly tender, or cause to be tendered by instructing its broker or nominee to tender, to the Company all Warrants set forth opposite such Warrant Holder’s name on Schedule A (the “Subject Warrants”), free and clear of all liens (except those liens or restrictions identified in Section 1.03), pursuant to, and in accordance with, the terms of the Exchange Offer as described in the Registration Statement no later than the scheduled or extended expiration time of the Exchange Offer at a ratio of 0.250 shares of Class A Common Stock per Warrant. For the avoidance of doubt, nothing in this Agreement shall restrict the Warrant Holder from acquiring additional Warrants subsequent to the date hereof, and such additional Warrants shall not be subject to the terms of this Agreement.

Section 1.02 Agreement to Consent. Each Warrant Holder shall deliver to the Company its timely consent with respect to the Consent Solicitation with respect to all of such Warrant Holder’s Subject Warrants, as applicable, by executing Letters of Transmittal and Consent (as defined in the Registration Statement) or requesting that their broker or nominee consent on their behalf, in accordance with the terms and conditions of the Consent Solicitation as described in the Registration Statement.

Section 1.03 Ownership of Warrants. Each Warrant Holder represents and warrants to the Company, as of the date hereof and as of the date of tender of such Warrant Holder’s Subject Warrants in accordance with this Agreement, that such Warrant Holder is or will be, as applicable, the sole beneficial owner of the number of Warrants set forth opposite such Warrant Holder’s name on Schedule A, and has or will have, as applicable, good and marketable title to such Subject Warrants free and clear of any liens, options, rights, or any other encumbrances, limitations, or restrictions whatsoever (other than liens imposed under typical prime brokerage agreements, which, for the avoidance of doubt, do not prohibit the execution of this Agreement or the transactions contemplated hereby, and those restrictions imposed by applicable securities laws, this Agreement and the Warrant Agreement). Each Warrant Holder shall not transfer any Subject Warrants to any person (other than the Company in connection with the Exchange Offer and the Warrant Exercise) unless such person acquiring such Subject Warrants signs a joinder to this Agreement, in form and substance reasonably acceptable to the Company, agreeing to be bound by all terms and conditions of this Agreement, with respect to all such Subject Warrants acquired.

Section 1.04 Company Covenants. The Company agrees that it shall take all steps reasonably necessary or desirable to commence the Exchange Offer and Consent Solicitation as soon as practicable consistent with this Agreement, and agrees to take all steps necessary to update the Registration Statement as required by applicable laws and regulations, and that the Registration Statement, when declared effective, will comply with all applicable Securities and Exchange Commission requirements. The terms of the Exchange Offer and Consent Solicitation shall provide that the Exchange Offer and Consent Solicitation may not be withdrawn by the Company unless the conditions to the Exchange Offer and Consent Solicitation are not satisfied or waived prior to the expiration date (as may be extended) of the Exchange Offer and Solicitation.

Section 1.05 Conditions to Tender and Consent. Notwithstanding anything herein to the contrary, each Warrant Holder may make its tender and consent conditioned on there being no amendment to the terms of the Exchange Offer as described in the Registration Statement that is materially adverse to such Warrant Holder.

Section 1.06 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 1.07 Termination; Amendment. This Agreement shall terminate as to all Warrant Holders (a) upon written notice to all the Warrant Holders by the Company, or upon the earlier of (i) the date the Company’s board of directors or a committee thereof determines to no longer pursue the Exchange Offer and the Consent Solicitation, and (ii) October 15, 2023; or (b) if the Company fails to commence the Exchange Offer and Consent Solicitation by August 31, 2023. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver makes specific reference to this Agreement and (i) in the case of an amendment, such amendment is with the written consent of the Company and the Warrant Holders; and (ii) in the case of a waiver, such waiver is signed by the person against whom it is to be enforced. No failure or delay on the part of the Company or any Warrant Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.

Section 1.08 U.S. Federal Income Tax Treatment. The exchange of Warrants for shares of Class A Common Stock pursuant to the Exchange Offer is intended to qualify as a recapitalization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended, and the parties shall not take any position inconsistent therewith unless otherwise required by applicable law.

Section 1.09 Warrant Holder Obligations Several and Not Joint. The obligations of each Warrant Holder hereunder shall be several and not joint, and no Warrant Holder shall be liable for any breach of the terms of this Agreement by any other Warrant Holder. Nothing contained herein, and no action taken by any Warrant Holder pursuant hereto, shall be deemed to constitute the Warrant Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Warrant Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

Section 1.10 Governing Law. The validity, interpretation, and performance of this Agreement and of the Subject Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Section 1.11 Further Assurances; Miscellaneous. Each party shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, whether or not the Exchange Offer or the Consent Solicitation is consummated. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose of this Agreement.

Section 1.12 Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign, AdobeSign and Dropbox Sign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

Nerdy Inc.

By:
Name:
Title:

[Signature Page – Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER:

By:
Name:
Title:

[Signature Page – Tender and Support Agreement]

Schedule A

Name of Warrant Holder	Number of IPO Public Warrants	Number of Forward Purchase Warrants
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